As filed with the Securities and Exchange Commission on March 7, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PJSC Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1660850
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

520 Madison Avenue, 29th Floor
New York, New York 10022
(212) 508-1600

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth T. Berliner, Chief Executive Officer
PJSC Acquisition Corp.
520 Madison Avenue, 29th Floor
New York, New York 10022
(212) 508-1600

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8638 Fax: (212) 818-8881	Stacy J. Kanter, Esq. Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000 Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	17,250,000 Units	$10.00	$172,500,000	$6,779.25
Common Stock included in the Units(2)	17,250,000 Shares	—	—	—	(3)
Warrants included in Units(2)	17,250,000 Warrants	—	—	—	(3)
Shares underlying the Warrants included in Units(4)	17,250,000 Shares	$7.50	$129,375,000	$5,084.44
Total			$301,875,000	$11,863.69

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,250,000 Units, consisting of 2,250,000 shares of Common Stock and 2,250,000 Warrants, which may be issued upon exercise of a 30-day option to purchase additional units granted to Banc of America Securities LLC.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, MARCH 7, 2008
PROSPECTUS

$150,000,000

PJSC Acquisition Corp.

15,000,000 Units

PJSC Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. We intend to focus initially on target businesses in North America operating in the retail, apparel and consumer goods, distribution, healthcare and general industrial sectors. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate a business combination within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted Banc of America Securities LLC a 30-day option to purchase up to 2,250,000 additional units.

PJSC Acquisition Holdings, LLC, a limited liability company affiliated with our officers, which we refer to as our founding stockholder, has agreed to purchase 3,750,000 warrants, which we refer to as the private placement warrants, at a price of $1.00 per warrant ($3,750,000 in the aggregate) in a private placement that will close simultaneously with the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into the trust account and be subject to the trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination as described in this prospectus. The private placement warrants are identical to the warrants included in the units to be sold in this offering except that, so long as they are held by our founding stockholder or its permitted transferees, the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our founding stockholder has agreed not to transfer, assign or sell any of these private placement warrants (and the underlying shares) until after we consummate our initial business combination except to its permitted transferees.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on ______ under the symbol “  .U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and the warrants will be traded on ______ under the symbols “    ” and “    .WS,” respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on _______.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$.70	$10,500,000
Proceeds, before expenses, to us	$9.30	$139,500,000

(1)	Includes $0.35 per unit, or approximately $5.3 million in the aggregate (approximately $6.0 million if Banc of America Securities LLC’s option to purchase additional units is exercised in full), payable to Banc of America Securities LLC for deferred underwriting discounts and commissions from the funds to be placed in a trust account at , to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds will be released to Banc of America Securities LLC only upon completion of an initial business combination as described in this prospectus.

Banc of America Securities LLC is offering the units on a firm commitment basis. Banc of America Securities LLC expects to deliver the units to purchasers on or about       , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, approximately $9.85 per unit, or $147,800,000 in the aggregate (approximately $9.83 per unit or $169,512,500 if Banc of America Securities LLC’s option to purchase additional units is exercised in full) will be deposited into a trust account at       , maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Sole Book-Running Manager

Banc of America Securities LLC

The date of this prospectus is , 2008

You should rely only on the information contained in this prospectus. We have not, and Banc of America Securities LLC has not, authorized anyone to provide you with different information. We are not, and Banc of America Securities LLC is not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to PJSC Acquisition Corp., a Delaware corporation. We refer to PJSC Acquisition Holdings, LLC throughout this prospectus as our “founding stockholder.” References in this prospectus to “Peter J. Solomon Company” refer to Peter J. Solomon Company, L.P., and its affiliates, including PJSC Acquisition Holdings, LLC. References to “public stockholders” refer to purchasers in this offering or in the secondary market, including our founding stockholder, officers or directors and their affiliates to the extent that they purchase or acquire units in this offering or units or shares in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that Banc of America Securities LLC, whom we sometimes refer to as the underwriter, will not exercise its option to purchase additional units.

We are a blank check company organized under the laws of the State of Delaware on January 2, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry. We intend to focus on target businesses in North America operating in the retail, apparel and consumer goods, distribution, healthcare and general industrial sectors. We do not currently have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We believe having access to the resources of Peter J. Solomon Company will help us in identifying a business combination. Peter J. Solomon Company is a leading independent investment bank that provides financial advice on mergers, acquisitions, divestitures, restructurings and financings to a diverse set of public and private clients worldwide. We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Peter J. Solomon Company has developed since its founding in 1989. As of December 31, 2007, Peter J. Solomon Company employed 17 managing directors and senior advisors. In the past five years, Peter J. Solomon Company has advised on over 100 transactions.

We will also seek to capitalize on the significant experience and contacts of our management team, who represent the senior management of Peter J. Solomon Company: Peter J. Solomon, our Chairman, and Kenneth T. Berliner, our Chief Executive Officer. We believe each of our executive officers has significant networks of contacts throughout the investment community and has a variety of sources of potential targets.

While we may seek to acquire more than one business, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of such initial business combination (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if Banc of America Securities LLC’s option to purchase additional units is exercised in full). We will only consummate a business combination in which we acquire a controlling interest of the target business (typically meaning not less than 50.1% of the voting securities of the target business). However, as noted in this prospectus, in connection with the consummation of our initial business combination, we may issue additional common stock or securities convertible into or exercisable for common stock such as convertible preferred stock, convertible debt, or warrants in which case our stockholders prior to our initial business combination may not own a majority of our common stock following the consummation of the business combination.

If we are unable to consummate a business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect initially to be approximately $9.85 per share of common stock held by them (or approximately $9.83 per share if Banc of America Securities LLC exercises its option to purchase additional units).

Our executive offices are located at 520 Madison Avenue, 29th Floor, New York, New York 10022 and our telephone number is (212) 508-1600.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 23 of this prospectus.

Securities offered:
15,000,000 units at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is prohibited until:
In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The Form 8-K will include financial information about any proceeds we receive from the exercise of the option to purchase additional units if the underwriter exercises the option to purchase additional units prior to the filing of the Form 8-K. If the option to purchase additional units is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the option to purchase additional units.
Units:

Number outstanding before this offering:
4,312,500(1)

(1)	This number includes up to an aggregate of 562,500 founder’s units, representing 562,500 founder’s shares and 562,500 founder’s warrants, that are subject to forfeiture to the extent that the option to purchase additional units is not exercised in full by Banc of America Securities LLC. Only a number of units necessary for the founder’s units to represent 20% of our outstanding units after the consummation of this offering and the expiration of the option to purchase additional units or its exercise will be forfeited.

Number to be outstanding after this offering:
18,750,000(2)
Common stock:
Number outstanding before this offering:
4,312,500 shares(1)
Number to be outstanding after this offering:
18,750,000 shares(2)
Of the 18,750,000 shares to be outstanding after this offering, 3,750,000 shares (20%) are contained in the units held by our founding stockholder, and 15,000,000 shares (80%) are contained in the units being offered by this prospectus.
Warrants:
Number outstanding before this offering:
4,312,500 warrants(1)
Number to be sold privately simultaneously with the closing of this offering:
3,750,000 warrants
Number to be outstanding after this offering:
22,500,000 warrants(2)
Of the 22,500,000 warrants to be outstanding after this offering, 3,750,000 warrants are contained in the units held by our founding stockholder, 3,750,000 warrants are to be purchased by our founding stockholder in a private placement that will close simultaneously with the closing of this offering and 15,000,000 warrants are contained in the units being offered by this prospectus.
Exercisability:
Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.
Exercise price:
$7.50. Holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.
Exercise period for the warrants included in the units sold in this offering:
The warrants included in the units sold in this offering will become exercisable on the later of:
• the completion of our initial business combination; or
• one year from the date of this prospectus,

(1)	This number includes up to an aggregate of 562,500 founder’s units, representing 562,500 founder’s shares and 562,500 founder’s warrants, that are subject to forfeiture to the extent that the option to purchase additional units is not exercised in full by Banc of America Securities LLC. Only a number of units necessary for the founder’s units to represent 20% of our outstanding units after the consummation of this offering and the expiration of the option to purchase additional units or its exercise will be forfeited.
(2)	Assumes the option to purchase additional units has not been exercised and 562,500 founder’s units, representing 562,500 founder’s shares and 562,500 founder’s warrants, have been forfeited.

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.
We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account. If we do not complete an initial business combination that meets the criteria described in this prospectus, the warrants will expire worthless.
Redemption:
At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founder’s warrants and private placement warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.
Reasons for redemption limitations:
We have established the above conditions to our exercise of redemption rights with the intent of:

•

providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•

providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, we cannot assure you that the price of the common stock will continue to exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.
Founder’s units:
Prior to the date of this prospectus, our founding stockholder purchased an aggregate of 5,750,000 founder’s units for an aggregate purchase price of $25,000, or approximately $0.004 per unit. Our founding stockholder subsequently contributed back to our capital, at no cost to us, 1,437,500 of its units, leaving the founding stockholder with 4,312,500 units. This includes an aggregate of 562,500 founder’s units subject to forfeiture to the extent that Banc of America Securities LLC’s option to purchase additional units is not exercised in full so that our founding stockholder will own 20% of our issued and outstanding common stock after this offering and the expiration of the underwriter’s option to purchase additional units (excluding any units that they may purchase in or after this offering). Each founder’s unit consists of one founder’s share and one founder’s warrant.
If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our founding stockholder’s 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Founder’s shares:
The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that our founding stockholder and each of our officers and directors has agreed:
• that the founder’s shares are subject to the transfer restrictions described below;

•

to vote the founder’s shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable; and

• to waive its rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate an initial business combination.
In addition, our founding stockholder and each of our executive officers and directors have agreed that if it, he or she acquires shares of common stock in this offering or the secondary market, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder, nor our executive officers or directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. Any such purchases of stock following this offering are expected to be effected through open market purchases, or in privately negotiated transactions.
Founder’s warrants:
The founder’s warrants are identical to those included in the units being sold in this offering, except that:
• the founder’s warrants are subject to the transfer restrictions described below under the caption “ — Transfer Restrictions”;

•

the founder’s warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

• the founder’s warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and

• the founder’s warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.
Private placement warrants:
Our founding stockholder has agreed to purchase 3,750,000 warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The proceeds from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at , to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $3,750,000 of proceeds from the sale of the private placement warrants included as part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.
The private placement warrants are identical to those included in the units being sold in this offering, except that:
• the private placement warrants are subject to the transfer restrictions described below under the caption “ — Transfer Restrictions”;
• the private placement warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and
• the private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.
The holders of the private placement warrants will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available.
Transfer restrictions:
Pursuant to letter agreements to be entered into with our founding stockholder and each of our officers and directors, such entity and individuals have agreed not to sell or transfer the founder’s units or founder’s shares until 180 days after the consummation of our initial business combination, and has agreed not to sell or transfer the founder’s warrants until they become exercisable, in each case except to certain permitted transferees as described elsewhere in this prospectus. All of the founder’s units, founder’s shares and founder’s warrants will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholder has agreed not to sell or transfer the private placement warrants (and the underlying shares) until after we complete our initial business combination except to certain permitted transferees as described elsewhere in this prospectus.
Registration rights:
Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder and certain of its affiliates with respect to the founder’s units, founder’s shares, founder’s warrants and underlying shares and private placement warrants and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of such securities on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Conflicts of interest:
Peter J. Solomon Company undertakes a broad range of financial advisory services for a wide variety of clients on a global basis. Accordingly, there may be situations in which Peter J. Solomon Company has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Peter J. Solomon Company.
Clients of Peter J. Solomon Company’s financial advisory business may also compete with us for investment opportunities meeting our initial business combination objectives. If Peter J. Solomon Company is engaged to act for any such clients, you should assume that we will be precluded from pursuing opportunities suitable for such client. In addition, investment ideas generated within Peter J. Solomon Company, including by Peter J. Solomon, our Chairman and Kenneth T. Berliner, our Chief Executive Officer, may be suitable for an investment banking client of Peter J. Solomon Company or a current or future fund advised by a Peter J. Solomon Company entity and may be directed to such client or fund rather than to us. Peter J. Solomon Company’s financial advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, you should assume that we will be precluded from participating in the sale process or from purchasing the company, business or assets.
In addition, Peter J. Solomon Company currently is a co-managing member of a real estate investment fund, Peter J. Solomon Company-JOSS Real Estate Partners I, LLC, that makes investments in commercial office properties located in major metropolitan markets on the eastern seaboard of the United States. This fund generally makes investments that do not exceed $20 million in properties with enterprise values of less than $100 million. Because this fund targets only real estate transactions and such transactions are typically of a smaller size than would be suitable for our initial business combination, we do not believe this will present an actual conflict.
Our board of directors has adopted resolutions whereby we have renounced any interest in or expectancy to be presented any business opportunity that comes to the attention of Peter J. Solomon Company, members of our management or directors. Accordingly, neither Peter J. Solomon Company nor members of our management or directors have any obligation to present us with any opportunity for a potential business combination of which they become aware, but Peter J. Solomon Company and Messrs. Solomon and Berliner have agreed to do so prior to presenting them to another blank check or other similar company. As a result, you should assume that to the extent any member of our management or any of our directors locates a business opportunity equally suitable for us and another entity (other than another blank check or similar company with respect to Peter J. Solomon Company and Messrs. Solomon and Berliner as described elsewhere in this prospectus) with which such person has a business relationship, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity.
Proposed symbols for our:
Units:
.U
Common stock:
Warrants:
.WS
Offering and private placement proceeds to be held in trust account:
$147,800,000, or approximately $9.85 per unit ($169,512,500, or approximately $9.83 per unit, if the option to purchase additional units is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at , pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include approximately $5.3 million in deferred underwriting discounts and commissions (or approximately $6.0 million if Banc of America Securities LLC’s option to purchase additional units is exercised in full). We believe that the inclusion in the trust account of the proceeds from the sale of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any of our tax obligations and (ii) interest income earned of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, on the trust account balance to fund our working capital requirements. If Banc of America Securities LLC determines that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $100,000 of the net proceeds of this offering not held in the trust account.
Warrant exercise proceeds potentially paid to us:
None of the warrants, founder’s warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants, founder’s warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described herein, our management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In addition, the founder’s warrants and private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founder’s warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants, founder’s warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cashless basis.
Limited payments to insiders:
There will be no finder’s fees, compensation or cash payments paid by us or a target business to our founding stockholder, officers or directors or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:
• repayment of a promissory note issued by us to Peter J. Solomon Company in the aggregate principal amount of $100,000 to cover offering-related and organizational expenses;
• a payment of an aggregate of $10,000 per month to Peter J. Solomon Company for office space, secretarial and administrative services; and
• reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.
Our audit committee will review and ratify all payments made to our founding stockholder, officers or directors or our or their affiliates, other than the repayment of the promissory note noted above and the $10,000 per month payment described above, with any interested director abstaining from such review.
Release of amounts held in trust account at close of initial business combination:
At the time we complete an initial business combination, the funds in the trust account will be released to us to pay (i) amounts due to any public stockholders who duly exercise their conversion rights (as described below), (ii) deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or approximately $5.3 million (approximately $6.0 million if the option to purchase additional units is exercised in full), to Banc of America Securities LLC and (iii) all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
Amended and restated certificate of incorporation:
As discussed below, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity under the Delaware General Corporation Law, or DGCL, of these provisions limiting our ability to issue securities prior to consummation of our initial business combination and our ability to amend our certificate of incorporation has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.
Stockholders must approve our initial business combination:
We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination and (ii) less than 30% of the shares sold in this offering exercise their conversion rights described below. It is important to note that voting against our initial business combination will not automatically result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights and an initial business combination is consummated as described in this prospectus.
Our founding stockholder and each of our officers and directors, has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of our plan of dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable. Our founding stockholder and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of our plan of dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable.

Conditions to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million or approximately $6.0 million if the option to purchase additional units is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. We will not acquire less than a controlling interest in a target business (typically meaning at least 50.1% of the voting securities of the target business). However, as noted in this prospectus, in connection with the consummation of our initial business combination we may issue additional common stock or securities convertible into or exercisable for common stock such as convertible preferred stock, convertible debt, or warrants, in which case our stockholders prior to our initial business combination may not own a majority of our common stock following the consummation of the initial business combination.
Conversion rights for public stockholders voting to reject our initial business combination:
Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including their pro rata share of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of any amounts withdrawn to pay for our tax obligations and net of interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination until 24 months from the date of this prospectus, or 30 months from the date of this prospectus, as applicable. Public stockholders will be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a business combination is approved, public stockholders that vote against the business combination and elect to convert their shares of common stock to cash will also be entitled to receive their pro-rata portion of the $5,250,000 ($0.35 per unit) of deferred underwriting discount held in the trust account. The founding stockholder and our executive officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.
A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Act of 1933, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.
Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price promptly after the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be approximately $9.85 per share (or approximately $9.83 per share if the option to purchase additional units is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.
A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed, the public stockholder holds its shares through the closing of the initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price.
Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a continuing right to convert surviving past the consummation of the business combination until the converting holder delivered his certificate to us for conversion. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.
In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.
Liquidation if no business combination:
If we do not effect our initial business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), we will seek stockholder approval to dissolve as promptly as practicable and to liquidate and release only to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of any amounts withdrawn to pay for our tax obligations and net of interest earned on the trust account balance previously released to us to fund our working capital requirements and (ii) all deferred underwriting discounts and commissions plus any remaining assets.
Our founding stockholder and each of our officers and directors have waived their rights to participate in any liquidation distribution with respect to the founder’s common stock. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution, if not done in connection with a stockholder vote with respect to a potential business combination, will be between $50,000 and $100,000. This amount includes all costs and expenses relating to filing a certificate of dissolution with the State of Delaware, the winding up of our company, printing and mailing a proxy statement, holding a stockholders’ meeting relating to the approval by our stockholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available to us out of the net interest earned on the trust account and otherwise released to us to fund our working capital requirement, to fund the $50,000 to $100,000 in costs and expenses. If such funds are insufficient, Peter J. Solomon Company has agreed to advance us the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.
Stockholder approval of liquidation requirement:
We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such 24- or 30-month time period, as applicable, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that our board of directors, to the fullest extent permitted by law, consider a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for any such plan of distribution, and our founding stockholder as well as our officers and directors have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution as effected by the affirmative vote of a majority of the outstanding shares of our common stock or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.
In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to our trust agreement governing the trust account, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution and plan of distribution in order to receive the funds held in our trust account and, other than in connection with a conversion or a business combination, the funds will not be available for any other corporate purpose.
If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founder’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.85 (or approximately $9.83 per share if the underwriter’s option to purchase additional units is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 ($0.17 less if the underwriter’s option to purchase additional units is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot tell you for certain what the actual per-share liquidation price will be.
The per-share distribution from the trust account, if we liquidate, may be less than $9.85 (or approximately $9.83 per share if the underwriter’s option to purchase additional units is exercised in full), plus interest then held in the trust account, for the following reasons:

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Prior to liquidation, pursuant to Section 281 of the DGCL, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business or businesses) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable. Peter J. Solomon Company has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, Peter J. Solomon Company may not be able to satisfy those obligations, if it is required to do so. Furthermore, Peter J. Solomon Company will not have any liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business or businesses).
Audit committee to monitor compliance:
Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the responsibility to take all action necessary to promptly rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient capital to execute our business plan. We believe that this amount of capital, plus our ability to finance an initial business combination using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting a target business and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million or approximately $6.0 million if the option to purchase additional units is exercised in full) at the time of the initial business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of Banc of America Securities LLC’s option to purchase additional units. We have not had any significant operations to date, so only balance sheet data is presented.

	January 30, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$1,500	$142,674,000
Total assets	135,000	147,924,000
Total liabilities	111,000	5,250,000
Value of common stock which may be converted to cash (approximately $9.50 per share)	—	42,764,990
Stockholder’s equity	24,000	99,909,010

(1)	The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $3,750,000 from the sale of the private placement warrants. The “as adjusted” working capital excludes approximately $5.3 million being held in the trust account (approximately $6.0 million if Banc of America Securities LLC’s option to purchase additional units is exercised in full) representing deferred underwriting discounts and commissions.

The working capital excludes $22,500 of costs related to this offering which were paid or incurred prior to January 30, 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The total assets (as adjusted) amount includes $147,800,000 be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be approximately $9.85 per share (or approximately $9.83 per share if the option to purchase additional units is exercised in full), (ii) to Banc of America Securities LLC in the amount of approximately $5.3 million (approximately $6.0 million if Banc of America Securities LLC’s option to purchase additional units is exercised in full) in payment of their deferred underwriting discounts and commissions reduced pro rata by any conversions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to Banc of America Securities LLC. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, our corporate purposes and powers will be limited to dissolving, liquidating and winding up pursuant to our amended and restated certificate of incorporation and the proceeds held in the trust account (including the deferred underwriting discounts and commissions and all interest thereon, net of any amounts released to us to pay our tax obligations, and net of interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment), on the trust account balance previously released to us to fund working capital requirements, and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 4,499,999 shares of common stock, at an initial per-share conversion price equal to approximately $9.85 (or up to 5,174,999 shares at approximately $9.83 per share if the option to purchase additional units is exercised in full). This amount includes $0.35 per share of deferred underwriting discounts and commissions which the underwriter has agreed to forfeit with respect to any shares converted into cash pursuant to the conversion rights. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, including accrued interest net of income taxes on such interest and net of franchise taxes, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $100,000 in proceeds from this offering not held in the trust account and interest income earned of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case our corporate activities would cease and we would seek stockholder approval of a plan to liquidate our assets.

We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if the option to purchase additional units is exercised in full) within 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period). If we fail to consummate an initial business combination within the required time frame, we will, in accordance with our amended and restated certificate of incorporation seek stockholder approval to dissolve, liquidate and wind up. The foregoing requirements are set forth in our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated or amended. Our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We therefore may not be able to find suitable target businesses within the required time frame.

If we liquidate before concluding an initial business combination, our public stockholders may receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination within 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period) and our stockholders approve our liquidation, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrants.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 30 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period) in which to complete an initial business combination. We have no obligation to return funds to investors prior to the expiration of 24 or 30 months, as applicable, unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination and only at such time as our plan of dissolution is approved. Accordingly, investors’ funds may be unavailable to them until or after such date.

The period of time we have to complete an initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or other special purpose acquisition companies, which typically have 18 or 24 months to complete an initial business combination. As a result, if we do not complete an initial business combination, the proceeds of this offering may remain in trust for a longer period of time before they are released to you.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group” will be restricted from exercising conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We may proceed with an initial business combination even if public stockholders owning 4,499,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent, and may reduce the amount of cash available to us to consummate our initial business combination.

We may proceed with an initial business combination as long as a majority of the public stockholders voting on such combination vote in favor of the initial business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights, provided that a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, public stockholders holding up to 4,499,999 shares of our common stock may both vote against the initial business combination and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 30% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a “group”, can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold had generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they together with any of their affiliates or other persons with whom they are acting in concert or as a “group”, can convert, it may make it easier for us to have an initial business combination approved over stockholder dissent.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants sold in this offering and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, because our securities will be listed on a national securities exchange and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we will be exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than approximately $9.85 per share (or approximately $9.83 per share if the option to purchase additional units is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering but excluding our accountants) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.85 (or approximately $9.83 per share if the underwriter’s option to purchase additional units is exercised in full). Peter J. Solomon Company has agreed that it will indemnify us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement entered into by Peter J. Solomon Company specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of Banc of America Securities LLC of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Peter J. Solomon Company, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on a review of its financial information, we believe that Peter J. Solomon Company is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that it would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.85 per share (or approximately $9.83 per share if the option to purchase additional units is exercised in full) to our public stockholders.

Since we have not yet selected a particular industry or any target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of $5,250,000 (or $6,037,500 if the underwriter’s option to purchase additional units is exercised in full)), we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. To the extent we complete a business combination with a financially unstable company, we may be affected by numerous risks inherent in the business operations of such entity or entities. An investment in our units may ultimately prove to be less favorable to investors than a direct investment, if such opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following the termination of our existence.

We will seek stockholder approval to dissolve and liquidate if we do not complete an initial business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period). Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the DGCL, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

If we do not consummate a business combination and must therefore dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 24 and 30 month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;
•	upon such deadline, we would file our preliminary proxy statement with the SEC;
•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and
•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, subject to the limitations described in this prospectus, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholder, executive officers or directors or from third parties or be forced to liquidate. However, none of our founding stockholder, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there should be numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of a business combination may cause us to be viewed as a less attractive buyer compared to buyers who do not need such approval given the time required to seek such approval and the concomitant potential delay in the consummation of a transaction;
•	our obligation to convert into cash up to approximately 30% of the shares of common stock held by public stockholders in certain instances may materially reduce the resources available for a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire a target business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $5.3 million (or approximately $6.0 million if the option to purchase additional units is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate the business combination.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within the required time period, we will be forced to liquidate.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 30% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors or officers has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, Peter J. Solomon Company and our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. You should assume these conflicts will not be resolved in our favor (except that Peter J. Solomon Company and Messrs. Solomon and Berliner have agreed to send all potential business opportunities to us prior to any other blank check or other similar company). As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering and the private placement warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement warrants are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;
•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or
•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 65,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of Banc of America Securities LLC’s option to purchase additional units), there will be 23,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founder’s warrants and private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and
•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;
•	an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;
•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or
•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). We are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (less deferred underwriting discounts and commissions), the threshold value to constitute our initial business combination, unless our Board of Directors is unable to independently do so. If our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criterion. We are also not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders from a financial perspective unless we seek to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Our founding stockholder controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.

Our founding stockholder has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of our plan of dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable. Our founding stockholder and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of our plan of dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable. Assuming that no shares of our common stock are purchased by our founding stockholder, executive officers or directors in or following this offering, our founding stockholder will hold 20% of our issued and outstanding shares of common stock prior to the stockholder vote relating to an initial business combination. Consequently, our founding stockholder may exert substantial influence in connection with the vote on our initial business combination. While our founding stockholder does not intend to purchase units in this offering, it is not prohibited from purchasing units in this offering or any of our securities in the secondary market. As a result of any such purchases, our founding stockholder will have an even greater influence on the vote taken in connection with our initial business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founding stockholder will have considerable influence on the outcome of that election. Accordingly, our founding stockholder will continue to exert control at least until the consummation of the initial business combination.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with members of our management team, conflicts of interest could arise.

Members of our management team either currently have or may in the future have affiliations with companies that we may seek to acquire. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with an affiliated entity is fair to our stockholders from a financial point of view and to have any such transaction approved by a majority of our directors who do not have an interest in such transaction and our audit committee, which will be comprised of independent directors, potential conflicts of interest may still exist, and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would have been absent any conflicts of interest.

The management of the target business may not have experience managing a publicly traded company.

Management of a prospective target business may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming.

The loss of the services of Peter J. Solomon and Kenneth T. Berliner could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon Messrs. Solomon and Berliner. We believe that our success depends upon their continued service to us, at least until we have consummated a business combination. We do not have an employment agreement with either of them, or key-man insurance on their lives. Either of them may choose to devote their time to other affairs, or may become unavailable to us for reasons beyond their control, such as death or disability. The unexpected loss of any of their services for any reason could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business or businesses in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business or businesses.

Because the founder’s shares will not participate in liquidation distributions by us, our executive officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Holders of the founder’s shares have waived their right to receive distributions with respect to the founder’s shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our founding stockholder will be worthless if we do not consummate our initial business combination. Thus, our founding stockholder, and Messrs. Solomon and Berliner, who have an ownership interest in our founding stockholder and consequently an indirect ownership interest in us, may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our executive officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our founding stockholder, our founding stockholder, executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our founding stockholder, executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our founding stockholder, our executive officers and directors or their affiliates could influence our executive officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Peter J. Solomon Company or other entities with overlapping ownership or management may represent either a client in competition with us to acquire potential target businesses or potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential targets. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Peter J. Solomon Company undertakes financial advisory and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which Peter J. Solomon Company has an obligation or an interest that actually or potentially conflicts with our interests. You should assume these conflicts will not be resolved in our favor (except that Peter J. Solomon Company and Messrs. Solomon and Berliner have agreed to send all potential business opportunities to us prior to any other blank check or other similar company) and, as a result, we will be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Peter J. Solomon Company.

Peter J. Solomon Company may also choose to operate, or have an interest in, investment entities similar to us or that otherwise compete with us in the future. Neither Peter J. Solomon Company nor members of our management who are also employed by Peter J. Solomon Company have any obligation to present us with any opportunity for a potential business combination of which they become aware. Peter J. Solomon Company and/or our management, in their capacities as officers or managing directors of Peter J. Solomon Company or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future internal investment vehicles or third parties, including clients of Peter J. Solomon Company, before they present such opportunities to us. In addition, our independent directors may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to the Company. As a result, a potential target business may not be presented to us or may not be available for our acquisition and we may not successfully complete an initial business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including businesses that compete with ours, and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement warrants, meaning our operations would then depend on a single business.

The net proceeds from this offering and the sale of the private placement warrants will provide us with approximately $142,550,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if the option to purchase additional units is exercised in full). We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if the option to purchase additional units is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the private placement warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our founding stockholder’s acquisition of the founder’s units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our founding stockholder acquired 5,750,000 founder’s units for a purchase price of $25,000, equivalent to a per-share price of approximately $0.004, assuming no value is ascribed to the founder’s warrants. Our founding stockholder subsequently contributed back to our capital, at no cost to us, 1,437,500 of its units, leaving the founding stockholder with 4,312,500 units. Assuming this offering is completed and no value is attributed to the warrants included in the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 29.9%, or $2.99 per share (the difference between the pro forma net tangible book value per share after this offering of $7.01, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 15,000,000 shares of common stock (or 17,250,000 shares of common stock if the option to purchase additional units is exercised in full), and our founding stockholder holds founder’s warrants to purchase 3,750,000 shares of common stock (4,312,500 if the option to purchase additional units is exercised in full). We will also sell to our founding stockholder the private placement warrants to purchase an aggregate of 3,750,000 shares of our common stock, simultaneously with the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between Banc of America Securities LLC and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our founding stockholder may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

If our founding stockholder exercises its registration rights with respect to the founder’s units and private placement warrants in full, there will be an additional 3,750,000 shares of common stock (4,312,500 if the option to purchase additional units is exercised in full) and 7,500,000 warrants (8,062,500 if the option to purchase additional units is exercised in full), as well as the 7,500,000 (8,062,500 if the option to purchase additional units is exercised in full) shares underlying such warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our founding stockholder are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	register as an investment company;
•	adopt a specific form of corporate structure; and
•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

Compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

_______ may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on ______, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards of ______, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on ______ in the future prior to an initial business combination. Additionally, in connection with our business combination, it is likely that ______ will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If ______ does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between Banc of America Securities LLC and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we acquire a target business with operations located outside the U.S., we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the U.S., we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;
•	cultural and language differences;
•	foreign exchange controls;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;
•	deterioration of political relations with the U.S.; and
•	new or more extensive environmental regulation.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company may govern all of our material agreements and we may not be able to enforce our legal rights.

Although we intend to initially focus our search for a target business in North America, there is no restriction on our ability to acquire a target business anywhere in the world. If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates may govern almost all of the material agreements relating to its operations. The system of laws and the enforcement of existing laws in such jurisdiction may be different from the implementation and interpretation in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that management assess and report on the effectiveness of our internal control beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to develop and maintain effective internal control, we may be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm provide an independent opinion on the effectiveness of our internal control over financial reporting. In addition, a target company may not be in compliance with the provisions of the Sarbanes-Oxley Act. The development and maintenance of the internal control of any such entity to ensure compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to develop and maintain effective internal control may harm our operating results and/or result in difficulties in meeting our reporting obligations. Inadequate internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards.

We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, as approved by the International Accounting Standards Board, or IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is not able within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

There may be tax consequences associated with our acquisition, ownership and disposition of target companies and assets.

We may incur significant taxes in connection with: effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our executive officers, key employees or directors following our initial business combination;
•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	ability of our executive officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ potential liquidity and trading;
•	listing or delisting of our securities from ______ or the ability to have our securities listed on ______ following our initial business combination;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The net proceeds of this offering, together with our founding stockholder’s $3,750,000 investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without Underwriter’s Option To Purchase Additional Units	With Underwriter’s Option To Purchase Additional Units
Offering gross proceeds	$150,000,000	$172,500,000
Private placement warrants	3,750,000	3,750,000
Total gross proceeds	$153,750,000	$176,250,000
Estimated offering expenses(1):
Underwriting discount (7.0% of offering gross proceeds)(1)	10,500,000	12,075,000
Legal fees and expenses	305,000	305,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	11,864	11,864
FINRA registration fee	30,688	30,688
Securities exchange listing fees	80,000	80,000
Miscellaneous expenses	37,448	37,448
Total offering expenses	$11,100,000	$12,675,000
Proceeds after offering expenses	$142,650,000	$163,575,000
Net proceeds not held in trust account(2),(3)	100,000	100,000
Net proceeds held in trust account	$142,550,000	$163,475,000
Deferred underwriting discounts and commissions held in trust account(1)	5,250,000	6,037,500
Total held in trust account(2),(3)	$147,800,000	$169,512,500
% of offering gross proceeds	98.5%	98.3%
Use of net proceeds not held in the trust account of $100,000 and up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, of the interest income earned on the trust account that may be released to us to cover our working capital requirements(4)

	Amount	Amount
Payment to Peter J. Solomon Company for office space, administrative and support services (approximately $10,000 per month for up to 30 months)	$300,000	$300,000
Working capital to cover miscellaneous expenses (including legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)	1,937,500	2,258,125
Total	$2,237,500	$2,558,125

(1)	The amount of underwriting discount held in the trust account, 3.5% of offering gross proceeds or approximately $5.3 million (or approximately $6.0 million if the option to purchase additional units is exercised in full), will be paid to Banc of America Securities LLC upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within twenty-four months from the date of this prospectus, Banc of America Securities LLC will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.
(2)	A portion of the offering expenses have been paid from an advance we received from Peter J. Solomon Company as described below. This advance will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if Banc of America Securities LLC’s option to purchase additional units is exercised.
(4)	approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If Banc of America Securities LLC determines that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

A total of approximately $147,800,000 (or approximately $169,512,500 if Banc of America Securities LLC’s option to purchase additional units is exercised in full), including $142,550,000 of the net proceeds from this offering and the sale of the private placement warrants (or $163,475,000 if Banc of America Securities LLC’s option to purchase additional units is exercised in full) and approximately $5.3 million (or approximately $6.0 million if Banc of America Securities LLC’s option to purchase additional units is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at , with Continental Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million (or approximately $6.0 million if the option to purchase additional units is exercised in full), which will be paid to Banc of America Securities LLC) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay our tax obligations or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $100,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our founding stockholder, executive officers or directors or from third parties. However, none of our founding stockholder, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If Banc of America Securities LLC determines the size of this offering should be increased, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If Banc of America Securities LLC exercises its option to purchase additional units in full, the amount per share held in trust reduces from approximately $9.85 to approximately $9.83. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0..

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and also that it may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid by us or a target business to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors and founding stockholder will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and Peter J. Solomon Company will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. Our audit committee will review and ratify all payments made to our founding stockholder, our officers and directors and our or their affiliates, other than the $10,000 per month payment described above, with the interested director or directors abstaining from such review.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Peter J. Solomon Company has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be between $50,000 and $100,000) and has agreed not to seek repayment of such expenses.

We believe that amounts not held in trust as well as the interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

On January 10, 2008, we issued a promissory note in the aggregate principal amount of $100,000 to Peter J. Solomon Company. The note is non-interest bearing, is unsecured and is due at the earlier of January 31, 2009 or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay Peter J. Solomon Company a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds registered under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable, and less interest income released to us from the trust account in the manner described above.

On completion of an initial business combination, Banc of America Securities LLC will receive the deferred underwriter’s discounts and commissions held in the trust account reduced pro rata for any exercise of stockholder conversion rights. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, Banc of America Securities LLC has agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest and net of franchise taxes, on a pro rata basis to the public stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of Banc of America Securities LLC’s discounts and commissions, including amounts held in the trust account, no exercise of the option to purchase additional units and a corresponding forfeiture of 562,500 founder’s units by our founding stockholder.

At January 30, 2008, our net tangible book value was $1,500, or approximately $0.00 per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid or accrued in advance of this offering, our pro forma net tangible book value (as decreased by the value of 4,499,999 shares of common stock which may be converted into cash) at January 30, 2008, would have been $99,909,010, or approximately $7.01 per share, representing an immediate increase in net tangible book value of approximately $7.01 per share to the holders of the founder’s shares, and an immediate dilution of approximately $2.99 per share, or 29.9%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $42,764,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than 30% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes, and net of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors	$7.01
Pro forma net tangible book value after this offering		$7.01
Dilution to new investors		$2.99

The following table sets forth information with respect to our founding stockholder and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founding stockholder	3,750,000	(1)	20.00%	$25,000	.01%	$0.007
New investors	15,000,000		80.00%	150,000,000	99.99%	10.00
Total	18,750,000		100.0%	$150,025,000	100.0%

(1)	Assumes the option to purchase additional units has not been exercised and an aggregate of 562,500 units have been forfeited by our founding stockholder as a result thereof.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and sale of the private placement warrants	1,500
Net proceeds from this offering and sale of the private placement warrants	142,650,000
Offering costs paid or accrued in advance and excluded from tangible book value before this offering	22,500
Less: proceeds held in trust account subject to conversion to cash	(42,764,990)
$99,909,010
Denominator:
Shares of common stock outstanding prior to the offering	3,750,000 (1)
Shares of common stock included in the units offered in this offering	15,000,000
Less: shares subject to conversion	(4,499,999)
14,250,001

(1)	Assumes no exercise of the underwriter’s option to purchase additional units and excludes 562,500 founder’s units subject to forfeiture.

CAPITALIZATION

The following table sets forth our capitalization at January 30, 2008 and as adjusted to give effect to the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	January 30, 2008
	Actual	As Adjusted
Note payable to affiliate	$100,000	$—
Deferred underwriting discounts and commissions	—	5,250,000
Total debt	100,000	5,250,000
Common stock, -0- and 4,499,999 shares which are subject to possible conversion at conversion value(1)	—	42,764,990
Stockholder’s equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 5,750,000(2) shares issued and outstanding; 14,250,001(3) shares issued and outstanding (excluding 4,499,999 shares subject to possible conversion), as adjusted	575	1,425
Additional paid-in capital(4)	24,425	99,908,585
Accumulated deficit	(1,000)	(1,000)
Total stockholder’s equity	124,000	99,909,010
Total capitalization	$124,000	$147,924,000

(1)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.83 per share if the underwriter’s option to purchase additional units is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest and net of franchise taxes, which income and franchise taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(2)	Includes 1,437,500 shares included in founder’s units that were contributed back to our capital at no cost to us in March 2008.
(3)	Assumes no exercise of the underwriter’s option to purchase additional units and excludes 562,500 founder’s units subject to forfeiture.
(4)	Excludes approximately $5.3 million payable to Banc of America Securities LLC for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on January 2, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses or assets. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current executive officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 from our founding stockholder in exchange for the founder’s units, and a $100,000 loan evidenced by a promissory note issued to Peter J. Solomon Company as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of approximately $10,500,000, or $12,075,000 if Banc of America Securities LLC’s option to purchase additional units is exercised in full, together with $3,750,000 from our founding stockholder’s investment in the private placement warrants that will be held in the trust account, will be approximately $142,650,000 (or $163,575,000 if Banc of America Securities LLC’s option to purchase additional units is exercised in full). Of this amount, $142,550,000 (or $163,475,000 if Banc of America Securities LLC’s option to purchase additional units is exercised in full) will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust. An additional amount equal to 3.5% of the gross proceeds of this offering, or approximately $5.3 million (approximately $6.0 million, if Banc of America Securities LLC’s option to purchase additional units is exercised in full), will also be held in the trust account and will be used to pay Banc of America Securities LLC a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that some or all of the proceeds held in the trust account (other than proceeds used to pay stockholders who vote against our initial business combination and elect to convert their shares into their pro rata portion of the trust account) will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination, although we could use our common stock to pay the sellers in order to reduce the amount of cash we use. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 of expenses in fees relating to our office space and certain general and administrative services;
•	approximately $1,937,500, or approximately $2,258,125 if the underwriter’s option to purchase additional units is exercised in full, for general working capital that will be used for miscellaneous expenses (including legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, expenses of this offering to the extent they exceed the estimates shown in “Use of Proceeds,” legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees).

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On January 10, 2008, we issued a promissory note in the aggregate principal amount of $100,000 to Peter J. Solomon Company. This note is non-interest bearing, is unsecured and is due at the earlier of January 31, 2009, or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay Peter J. Solomon Company a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Our founding stockholder has committed to purchase an aggregate of 3,750,000 private placement warrants at $1.00 per warrant (for a total purchase price of $3,750,000) from us. This purchase will take place as a private placement simultaneously with the consummation of this offering. We believe that the purchase price of the private placement warrants approximates the fair value of such warrants. However, if it is determined, at the time of the offering, that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

Controls and Procedures

We are not currently required to document and test our internal control as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal control. We expect that we will assess the internal control of our target business or businesses preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal control as required. A target business or businesses may not be in compliance with the provisions of the Sarbanes-Oxley Act. Many small and mid-sized target businesses we may consider for a business combination may have internal control that needs improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business or businesses, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on January 2, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry. We intend to focus initially on target businesses in North America operating in the retail, apparel and consumer goods, distribution, healthcare and general industrial sectors. We believe having access to the resources of Peter J. Solomon Company will help us in identifying a business combination. Peter J. Solomon Company is a leading independent investment bank that provides financial advice on mergers, acquisitions, divestitures, restructurings and financings to a diverse set of public and private clients worldwide. We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Peter J. Solomon Company has developed since its founding in 1989. As of December 31, 2007, Peter J. Solomon Company employed 17 managing directors and senior advisors. In the past five years, Peter J. Solomon Company has advised on over 100 transactions.

We will also seek to capitalize on the significant experience and contacts of our management team, who represent the senior management of Peter J. Solomon Company: Peter J. Solomon, our Chairman and Kenneth T. Berliner, our Chief Executive Officer. We believe each of our executive officers has significant networks of contacts throughout the investment community and has a variety of sources of potential targets.

We have identified the following general criteria and guidelines that we believe may be important in evaluating prospective target businesses:

•	Established, Proven Track Records. We will generally seek to acquire companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth.
•	Strong Free Cash Flow Characteristics. We intend to pursue companies that have a history of, or potential for, strong, stable free cash flow generation.
•	Strong Competitive Industry Position. We intend to pursue businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we intend to focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent or other types of unique asset protection and brand positioning. We intend to pursue businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.
•	Strong and Experienced Management Team. We intend to pursue businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We intend to focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow.

•	Diversified Customer and Supplier Base. We intend to pursue businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources and timing constraints may serve as a practical limitation on our ability to do so.

We Have Not Identified a Target Business

We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of Target Businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our executive officers and directors and Peter J. Solomon Company. While our executive officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our executive officers and directors believe that the relationships they have developed over their careers and their access to Peter J. Solomon Company professionals will generate a number of potential business combination opportunities that will warrant investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our founders or members of our management team or our or their respective affiliates, including Peter J. Solomon Company, be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if the option to purchase additional units is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

•	established, proven track records;
•	strong free cash flow characteristics;
•	strong competitive industry position;
•	strong and experienced management team; and
•	diversified customer and supplier base.

These criteria are not intended to be exhaustive. Additionally, we may decide to enter into a business combination with a target business that does not meet any of these criteria and guidelines. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors. We may engage accounting firms or other third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair Market Value of Target Business or Businesses and Determination of Offering Amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if the option to purchase additional units is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. In no event, however, will we acquire less than a controlling interest in a target business (typically meaning not less than 50.1% of the voting securities of the target business). The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million or approximately $6.0 million if the option to purchase additional units is exercised in full) at the time of the initial business combination.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million, or approximately $6.0 million if the option to purchase additional units is exercised in full). We have used this criterion to provide investors and our executive officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million or approximately $6.0 million if the option to purchase additional units is exercised in full) for the fair market value of the target business or businesses with which we combine so that our executive officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.3 million or approximately $6.0 million if the option to purchase additional units is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion. If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion or if the target business is an affiliate of Peter J. Solomon Company or any of our officers or directors, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of FINRA or other nationally recognized appraiser with expertise in the specific industry in question.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited Ability to Evaluate the Target Business’s Management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our executive officers and directors is the best available replacement, it is possible that some of our executive officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law.

In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any initial business combination, all of our founders, including all of our officers and directors, have agreed to vote their founder’s common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of an initial business combination. We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights. In addition, if within 90 days before the expiration of the 24- or 30-month period, as the case may be, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination may also seek stockholder approval for our board’s recommended dissolution and plan of distribution in the event our stockholders do not approve such business combination or if such business combination is not consummated for other reasons.

Conversion Rights

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (including a pro rata share of deferred underwriting discounts and commissions and including accrued interest, net of any taxes which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be approximately $9.85 (or approximately $9.83 per share if the option to purchase additional units is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 (approximately $0.17 less if the underwriter’s option to purchase additional units is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose (including at the meeting itself), but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the initial business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the initial business combination to complete the tender or delivery of his shares to us if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Therefore, we do not believe that the requirement for physical or electronic delivery prior to the vote would disadvantage investors when compared to the traditional method of tendering shares following the vote. Nevertheless, because we do not have any control over this process it may take significantly longer than we anticipate to obtain a physical stock certificate. Accordingly, if the process to obtain a physical stock certificate takes longer than originally anticipated, stockholders who wish to convert their shares using this delivery process may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares unless they do so by delivering their shares electronically. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the initial business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the vote would be imposed to ensure that a converting holder’s election to convert is irrevocable once the initial business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee may discourage stockholders from seeking conversion rights and may make it more beneficial for such stockholders to try to sell their shares in the open market. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional conversion process.

If a stockholder votes against the initial business combination but fails to properly exercise his, her or its conversion rights, the stockholder will not have his, her or its shares of common stock converted to his, her or its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting at which a vote is taken with respect to a proposed initial business transaction. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that may otherwise be approved by a majority of our public stockholders. The initial conversion price will be approximately $9.85 per share (or approximately $9.83 per share if the underwriter’s option to purchase additional units is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus (or 30 months if the extension criteria described above is satisfied). If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if No Business Combination

If we do not complete an initial business combination within 24 months from the date of this prospectus, or within 30 months if the extension criteria described below have been satisfied, we will seek stockholder approval to dissolve and as promptly as practicable liquidate and distribute all funds from our trust account only to our public stockholders, as part of our dissolution and plan of distribution and in accordance with the applicable provisions of the DGCL. This period is longer than similar blank check company offerings. The liquidating distribution to public stockholders will consist of an aggregate sum equal to the amount in the trust fund, inclusive of any interest not previously released to us less the amount of taxes paid, if any, on interest earned and will be made in proportion to our public stockholders’ respective equity interests. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, subject to the limitations described in this prospectus, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and, other than in connection with a conversion or a business combination, the funds will not be available for any other corporate purpose. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations.

Our founding stockholder and each of our officers and directors have agreed to waive their rights to participate in any liquidation of our trust account or other assets with respect to its founder’s common stock and to vote their founder’s common stock in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.85, or $0.15 less than the per-unit offering price of $10.00 (or $9.83, or $0.17 less than the per-unit offering price of $10.00 if the underwriter’s option to purchase additional units is exercised in full). The per share liquidation price includes approximately $5.3 million in deferred underwriting discounts and commissions (or approximately $6.0 million if the underwriter’s option to purchase additional units is exercised in full) that would also be distributable to our public stockholders.

As described below, we intend to have all third parties (including any vendors or other entities we engage after the consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that any third parties and prospective target businesses will execute waiver agreements. Nor is there any guarantee that, even if they execute waiver agreements with us, they will not seek recourse against the trust account. Peter J. Solomon Company has agreed that it will be liable to pay debts and obligations to third parties or target businesses that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to our public stockholders in the event of a liquidation, and only if such a third party or prospective target business does not execute a waiver. However, the agreement entered into by Peter J. Solomon Company specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of Banc of America Securities LLC of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Peter J. Solomon Company, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85 (or $9.83 if the underwriter’s option to purchase additional units is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets outside of the trust account (subject to our obligations under Delaware law to provide for claims of creditors as described below).

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon an initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are unable to complete an initial business combination by 24 months (or 30 months, as the case may be) from the date of this prospectus, we will dissolve and liquidate as described in the first paragraph of this subsection. Section 278 of the DGCL provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) of the DGCL will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b) of the DGCL, the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we intend to have all vendors that we engage after the consummation of this offering, prospective target businesses and other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share (or $9.83 per share if the underwriter’s option to purchase additional units is exercised in full). In addition, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

We expect that all costs associated with the implementation and completion of our dissolution and plan of distribution (currently estimated to be between $50,000 and $100,000 if not done in connection with a stockholder vote with respect to a potential business combination) as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes. If such funds are insufficient, Peter J. Solomon Company has agreed to advance us the funds necessary to complete such dissolution and plan of distribution and has agreed not to seek repayment for such expenses.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 24- and 30-month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;
•	upon such deadline, we would file our preliminary proxy statement with the SEC;
•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and
•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for a plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 60 days prior to the date which is 24 months from the date of this prospectus (or 60 days prior to the date which is 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), we expect that our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a redemption or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose other than with respect to redemption and a business combination.

Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;
•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting and (ii) public stockholders owning less than 30% of the shares sold in this offering have voted against the business combination and exercise their conversion rights;
•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash; and
•	if our initial business combination is not consummated within 24 months (or 30 months, as the case may be) of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with DGCL) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders.

Our amended and restated certificate of incorporation states that we cannot amend these provisions prior to the consummation of our initial business combination. However, the validity of such a provision limiting our ability to amend our certificate of incorporation under DGCL has not been settled. A court could conclude that the provision in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended prior to our initial business combination, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have).

COMPARISON OF THIS OFFERING TO THOSE
OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that Banc of America Securities LLC will not exercise its option to purchase additional units. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$147,800,000 of the proceeds of this offering and the private placement warrant purchase including approximately $5.3 million in deferred underwriting discounts and commissions, will be deposited into a trust account at , maintained by Continental Stock Transfer & Trust Company.	$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $147,800,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in readily liquid securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation may be reduced by (i) any taxes paid or due, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside and (ii) up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.
Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
$5.3 million) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the targetbusiness we acquire.
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below, and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, and financial information about any proceeds we receive from the exercise of the option to purchase additional units, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completionof our initial business combination or one year from thedate ofthis prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of all taxes and net of interest previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor within five business days after the effective date of such amendment. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, the company may not consummate any acquisition and all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Our initial business combination must occur within 24 months from the date of this prospectus or within 30 months from the date of this prospectus if a definitive agreement relating to a prospective business combination is executed before the 24- month period ends; if our initial business	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors within five business days.
combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest then held in the trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to (i) interest income to pay taxes and (ii) interest income earned of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there should be numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;
•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;
•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $5.3 million (or approximately $6.0 million if the option to purchase additional units is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 520 Madison Avenue, 29th Floor, New York, New York 10022. The cost for this space is included in the $10,000 per-month fee described above that Peter J. Solomon Company charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York City area that the fee charged by Peter J. Solomon Company is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, U.S. GAAP or prepared in accordance with IFRS, as issued by the IASB, and the historical financial statements must be audited in accordance with the standards of the PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is not able within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS, as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending against us or any of our executive officers or directors in their capacity as such.

MANAGEMENT

Directors, Executive Officers and Special Advisors

Our directors, executive officers and special advisors as of the date of this prospectus are as follows:

Name	Age	Position
Peter J. Solomon	69	Chairman of the Board
Kenneth T. Berliner	48	Chief Executive Officer and Director
		Director
		Director
		Director
Irwin Cohen	67	Special Advisor
Robert R. Glauber	68	Special Advisor
Richard C. Marcus	69	Special Advisor
Robert M. Phillips	69	Special Advisor
Michael P. Sherman	55	Special Advisor

Peter J. Solomon has served as Chairman of our Board of Directors since our formation in January 2008. Mr. Solomon has served as Peter J. Solomon Company’s Chairman since its formation in 1989. Prior to founding Peter J. Solomon Company, Mr. Solomon was an investment banker with Lehman Brothers and its successor entities from 1963 to 1978 and from 1981 to 1989. He was Vice Chairman of Shearson Lehman Brothers, Chairman of the Merchant Banking Division and Co-Chairman of the Investment Banking Division. Mr. Solomon became a Managing Director of Lehman Brothers Incorporated in 1971 and a member of the Board of Directors in 1975. From 1978 to 1980, Mr. Solomon was Deputy Mayor for Economic Policy and Development in New York City under Mayor Edward I. Koch. In 1980, Mr. Solomon was Counselor to the United States Treasury under President Jimmy Carter.

Mr. Solomon is a director of Monro Muffler/Brake Inc. and Zagat Survey LLC. Mr. Solomon is Chairman of the Manhattan Theater Club, a Trustee of The Federation for Jewish Philanthropies of New York City and the Lucius N. Littauer Foundation, a Lifetime Honorary Trustee of the American Museum of Natural History and a Director-at-Large of the Montana Land Reliance. Mr. Solomon is a member of the President’s Advisory Committee on the Allston Initiative of Harvard University. He is also a member of the Council on Foreign Relations. Mr. Solomon received a B.A. from Harvard College and an M.B.A. from the Harvard Business School.

Kenneth T. Berliner has served as our Chief Executive Officer and a member of our Board of Directors since our formation in January 2008. Mr. Berliner has served as President of Peter J. Solomon Company since 2002. Mr. Berliner joined Peter J. Solomon Company as a Vice President in 1992 and was promoted to Managing Director in 1994. Prior to joining Peter J. Solomon Company, Mr. Berliner was a Vice President in the mergers and acquisitions department of Salomon Brothers, Inc., where he worked from 1986 to 1992. From 1984 to 1985, Mr. Berliner was an Associate in Bank of America’s leveraged buyout and acquisitions group and from 1981 to 1984 he was an accounting and tax specialist at Deloitte Haskins & Sells. Mr. Berliner received an A.B. from Duke University and an M.B.A. from the Harvard Business School.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of       , will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of       , will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Peter J. Solomon and Kenneth T. Berliner, will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Special Advisors

We may seek guidance and advice from the following special advisors. We have no formal arrangement or agreement with these advisors to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us, although they own shares of our common stock. These special advisors will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so. Nevertheless, we believe with their business background and contacts, they will be helpful to our search for a target business and our consummation of an initial business combination.

Irwin Cohen has served as a Senior Advisor to Peter J. Solomon Company since 2003. From 1972 to 2003, Mr. Cohen was a Partner of Deloitte & Touche, LLP where he was the Global Managing Partner of the Consumer Products, Retail and Services Practice from 1997 to 2003 and the Managing Partner of the U.S. Retail Practice from 1980 to 2002. Mr. Cohen is a director of SUPERVALU Inc., Beall’s, Inc., Equinox Fitness Group, Inc. and Stein Mart, Inc. He is also a director of Humanity in Action, Inc. Mr. Cohen received a B.S. from Rutgers University and an M.B.A. from Seton Hall University.

Robert R. Glauber has served as a Senior Advisor to Peter J. Solomon Company since 2006 and as a member of the faculty of the Harvard Law School and Kennedy School of Government during this period. Mr. Glauber served as Chairman and Chief Executive Officer of the National Association of Securities Dealers, Inc., or NASD, from 2001 to 2006. From 2000 to 2001, he served as President and Chief Executive Officer of NASD. From 1992 to 2000, Mr. Glauber was an adjunct lecturer at the Kennedy School. From 1989 to 1992, Mr. Glauber served as Under Secretary of the Treasury for Finance and from 1964 to 1988 was a professor of finance at the Harvard Business School. Mr. Glauber is a director of Freddie Mac, Moody’s Corporation, Quadra REIT and XL Capital Ltd. Mr. Glauber is a member of the Council on Foreign Relations and the Boston Economics Club. Mr. Glauber received a B.A. from Harvard College and a PhD. from the Harvard Business School.

Richard C. Marcus has served as a Senior Advisor to Peter J. Solomon Company since the beginning of 2008 and from 1997 to 2006. Mr. Marcus was the Chairman of Zale Corp. from 2004 to 2007. Mr. Marcus spent 27 years at Neiman Marcus where he served as its Chairman and Chief Executive Officer from 1979 to 1988. Mr. Marcus received a B.A. from Harvard College.

Robert M. Phillips has served as a Senior Advisor to Peter J. Solomon Company since 2005. Mr. Phillips is a Managing Director of The Clarecastle Group, a marketing company which specializes in consumer and personal care products. From 1988 to 2000, Mr. Phillips was with Unilever PLC and Unilever NV where he served as the North American Business Group President and Global Head Coordinator of Personal Products. During his tenure at Unilever, he also served as Chief Executive Officer of Elizabeth Arden Company Worldwide and Chairman of Unilever Prestige Personal Products. In addition, Mr. Phillips was a director of Unilever from 1994 to 2000. Prior to joining Unilever, Mr. Phillips held a number of senior brand management, marketing and executive positions at Chesebrough-Ponds, Inc., including President and Chief Operating Officer. Upon the acquisition of Chesebrough-Ponds, Inc. by Unilever in 1988, he was named President and CEO of the Chesebrough unit, holding that office until 1992. From 1979 to 1981, Mr. Phillips launched General Entertainment Corp., a unit of Nabisco, and also served as President of the Clairol division of Bristol Myers. In addition, Mr. Phillips is a non-executive director of Cosmolab Inc., Cosmetico LLC, European Soaps LLC and JWL Partners Acquisition Corp., a blank check company formed to acquire an operating business. Mr. Phillips received a B.A. from Dartmouth College, an M.B.A. from the Columbia Graduate School of Business and an M.A. from the Columbia Graduate School of Arts and Sciences.

Michael P. Sherman has served as a Senior Advisor to Peter J. Solomon Company since 2007. Mr. Sherman was Vice Chairman of Crosstown Traders, Inc., a direct marketing company, from 2002 to 2005. From 1996 to 2002, Mr. Sherman was with Fingerhut Companies, Inc., as Executive Vice President and

General Counsel from 1996 to 1999 and as President from 2000 to 2002. Mr. Sherman began his retail career at the Horn & Hardart Company and it successor Hanover Direct where he worked from 1983 to 1996 in a variety of senior level positions, including Executive Vice President, Corporate Affairs, and General Counsel. From 1980 to 1983, Mr. Sherman was the assistant corporate counsel for Joseph E. Seagram & Sons and from 1977 to 1980, he practiced corporate and securities law for the processor firm of Nixon Peabody. Mr. Sherman served as Chairman of the Direct Marketing Association in 2002. He is a director of Cinram International and Factory Motor Parts Inc. Mr. Sherman received his B.A. from Syracuse University and a law degree from Rutgers Law School.

Executive Officer and Director Compensation

Members of our management team have not received any compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Peter J. Solomon Company, an affiliate of Messrs. Solomon and Berliner and our founding stockholder, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Peter J. Solomon Company for our benefit and is not intended to provide Messrs. Solomon and Berliner compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other director has a relationship with or interest in Peter J. Solomon Company. Other than this $10,000 per-month fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to any founder or member of our management team, or our or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Director Independence

  ______ requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Our Board of Directors has determined that each of ,  and
 are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of ______. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of ,  and  with  serving as chair. As required by the rules of ______, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider  to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and ______ rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;
•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, promptly taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and ratifying all payments made to our founding stockholder, officers, directors and affiliates, other than the payment of an aggregate of $10,000 per month to Peter J. Solomon Company for office space, secretarial and administrative services.

Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of ,  and , with  serving as chair. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and
•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	whether the candidate is independent pursuant to the requirements of ______;
•	whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;
•	whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;
•	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;
•	whether the candidate has knowledge of our company and issues affecting us;
•	whether the candidate is committed to enhancing stockholder value;

•	whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;
•	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;
•	whether the candidate would be willing to commit the required hours necessary to discharge the duties of board of directors membership;
•	whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and
•	whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Peter J. Solomon Company undertakes a broad range of financial advisory services for a wide variety of clients on a global basis. Accordingly, there may be situations in which Peter J. Solomon Company has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Peter J. Solomon Company.

The following describes some of the potential conflicts that could arise:

Clients of Peter J. Solomon Company’s financial advisory business may compete with us for investment opportunities meeting our business combination objectives. If Peter J. Solomon Company is engaged to act for any such clients, you should assume that we will be precluded from pursuing opportunities suitable for such client. In addition, investment ideas generated within Peter J. Solomon Company, including by Peter J. Solomon, our Chairman and Kenneth T. Berliner, our Chief Executive Officer, may be suitable for both us and for an investment banking client of Peter J. Solomon Company or a current or future fund advised by a Peter J. Solomon Company entity and may be directed to such client or fund rather than to us. Peter J. Solomon Company’s financial advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, you should assume that we will be precluded from participating in the sale process or from purchasing the company, business or assets.

Peter J. Solomon Company and Messrs. Solomon and Berliner have each agreed to present suitable business opportunities to us prior to presenting them to any other blank check or other similar company until we have executed a definitive agreement for our initial business combination.

In addition, Peter J. Solomon Company currently is a co-managing member of a real estate investment fund, Peter J. Solomon Company-JOSS Real Estate Partners I, LLC, that makes investments in commercial office properties located in major metropolitan markets on the eastern seaboard of the United States. This fund generally makes investments that do not exceed $20 million in properties with enterprise values of less than $100 million. Since this fund targets only real estate transactions and such transactions are of a smaller size than would be suitable for our initial business combination, we do not believe this will present an actual conflict.

Our board of directors has adopted resolutions renouncing any interest in or expectancy to be presented any business opportunity that comes to the attention of Peter J. Solomon Company, members of our management or directors. Accordingly, neither Peter J. Solomon Company nor members of our management or directors have any obligation to present us with any opportunity for a potential business combination of which they become aware, but Messrs. Solomon and Berliner have agreed to do so prior to presenting them to another blank check or other similar company. As a result, you should assume that to the extent any member of our management or any of our directors locates a business opportunity equally suitable for us and another entity (other than another blank check or similar company with respect to Messrs. Solomon and Berliner as described above) with which such person has a business relationship, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity.

Potential investors should also be aware of the following potential additional conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs. They will be free to allocate their time among their business activities and will devote only as much time as they deem necessary to our affairs. Accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	Our officers and directors may in the future become affiliated with entities, including, among others, blank check companies, public companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by our company.
•	Except under limited circumstances, the founder’s units will not be transferable until 180 days after the successful consummation of our initial business combination, and the private placement warrants purchased by our founding stockholder and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founder’s common stock they may hold. Furthermore, the purchaser of the private placement warrants has agreed that such warrants (and the underlying shares) will not be sold or transferred by it (except under limited circumstances) until after we have completed our initial business combination. For the foregoing reasons, our Board of Directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any of our officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

To further minimize potential conflicts of interest, we have agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business, unless, in either case, (x) such transaction is approved by a majority of our disinterested independent directors and (y) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our founders or members of our management team or our or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation from us or a target business prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of March 7, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Peter J. Solomon	0	(3)	0%	0	(3)	0%
Kenneth T. Berliner	0	(3)	0%	0	(3)	0%
PJSC Acquisition Holdings, LLC	4,312,500	(4)	100.0%	3,750,000	(5)	20.0%
All directors and executive officers as a group (two individuals)	0	(3)	0%	0	(3)	0%

(1)	Unless otherwise indicated, the business address of each of the individuals is 520 Madison Avenue, 29th Floor, New York, New York 10022.
(2)	Assumes no exercise of the option to purchase additional units and, therefore, the forfeiture of an aggregate of 562,500 units held by our founding stockholder.
(3)	Does not include any securities held by PJSC Acquisition Holdings, LLC which such individual has a beneficial interest in.
(4)	Does not include 4,312,500 shares of common stock issuable upon exercise of the founder’s warrants which are not exercisable and will not become exercisable within 60 days.
(5)	Does not include (i) 5,000,000 shares of common stock issuable upon exercise of the founder’s warrants and (ii) 3,750,000 shares of common stock issuable upon exercise of the private placement warrants, none of which are exercisable or will become exercisable within 60 days.

Our founding stockholder has agreed with us to purchase 3,750,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of the offering. The $3,750,000 of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $3,750,000 will be part of the liquidation distribution to our public stockholders, and the private placement warrants will expire worthless. The founder’s warrants and private placement warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

Immediately after this offering, our founding stockholder will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent Banc of America Securities LLC does not exercise the option to purchase additional units in full, up to an aggregate of 562,500 founder’s units will be subject to forfeiture. Our founding stockholder will be required to forfeit only a number of founder’s units necessary to maintain our founding stockholder’s 20% ownership interest in our units after giving effect to the offering and the exercise, if any, of Banc of America Securities LLC’s option to purchase additional units.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain the founding stockholder’s 20% ownership interest in our units after giving effect to the offering and the increase or decrease, if any, in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Transfer Restrictions

Pursuant to letter agreements that will be entered into with each of our founding stockholder, officers and directors, our founding stockholder and each of our officers and directors has agreed not to sell or transfer the (i) founder’s units and founder’s shares until 180 days after the consummation of our initial business combination, (ii) founder’s warrants until they become exercisable and (iii) private placement warrants (and the underlying shares) until after we complete our initial business combination, except in each case to permitted transferees. Permitted transferees must agree to be bound by the same transfer restrictions, waiver and forfeiture provisions, and to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the stockholder vote required to approve our initial business combination and in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable.

A permitted transferee is one who receives securities pursuant to a transfer (i) to our officers, directors or their family members or any affiliate of our officers or directors, (ii) to an entity’s beneficiaries upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order or (vi) by private sales of the founder’s units made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased, in each case where the transferee agrees to the terms of these transfer restrictions and any other restrictions set forth in the insider letters, but will retain all other rights as our stockholders with respect to the founder’s units, including, without limitation, the right to vote their founder’s shares and the right to receive cash dividends, if declared, but excluding conversion rights (including any transferees). If dividends are declared and payable in shares of common stock, such dividends will also be subject to the restrictions described herein. If we are unable to effect our initial business combination and liquidate, our founding stockholder and each of our officers and directors has waived the right to receive any portion of the liquidation proceeds with respect to the founder’s shares. Any permitted transferees to whom the founder’s shares are transferred must also agree to waive that right.

We consider Peter J. Solomon Company, our founding stockholder, and each of Messrs. Solomon and Berliner to be our “promoters,” as this term is defined under U.S. federal securities laws.

Pursuant to letter agreements that will be entered into with each of our founding stockholder, officers and directors, subject to certain limited exceptions (described below), our founding stockholder, officers and directors have agreed that they will not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of units held prior to the completion of this offering or publicly announce the intention to do any of the foregoing, in each case until 180 days after the consummation of our initial business combination and that they will not directly or indirectly, offer, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of their founder warrants until they become exercisable.

The exceptions referred to above include transfers to permitted transferees, charitable organizations and trusts for estate planning purposes, transfers to our other officers and directors, transfers pursuant to a qualified domestic relations order, by private sales of the founder’s units made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all or our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination.

In addition, our founding stockholder and each of our officers and directors has agreed not to make any demand for, or exercise any right of, the registration of, any shares of common stock, warrants or the shares of common stock underlying such warrants, until three months prior to the expiration of the transfer restriction period applicable to such securities, provided that our existing stockholders and our other officers and directors may not, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of such securities prior to the expiration of the applicable transfer restriction period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 10, 2008, our founding stockholder purchased 5,750,000 units for $25,000 in cash, at a purchase price of approximately $0.004 per unit. In March 2008, our founding stockholder contributed 1,437,500 units to us, at no cost, as a contribution back to our capital.

The units our founding stockholder holds include up to an aggregate of 562,500 units that are subject to forfeiture to the extent that the option to purchase additional units is not exercised by Banc of America Securities LLC in full. Our founding stockholder will be required to forfeit only a number of founder’s units necessary for the founder’s units to represent 20% of our outstanding units after giving effect to the offering and exercise, if any, of Banc of America Securities LLC’s option to purchase additional units.

The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that our founding stockholder and each of our officers and directors has agreed:

•	that the founder’s shares are subject to the transfer restrictions described below;
•	to vote the founder’s shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable; and
•	to waive its rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate a business combination.

In addition, our founding stockholder and each of our executive officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. (Any such purchases of stock following this offering are expected to be effected through open market purchases or in privately negotiated transactions.) As a result, neither our founding stockholder, nor our executive officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

The founder’s warrants are identical to those included in the units being sold in this offering, except that:

•	the founder’s warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;
•	the founder’s warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;
•	the founder’s warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and
•	the founder’s warrants may be exercised by our founding stockholder or their permitted transferees on a cashless basis.

The holders of the founder’s warrants and private placement warrants will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and the shares issuable upon the exercise of the offering warrants and a related current prospectus available.

If the underwriter determines the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founding stockholder’s ownership at a percentage of the total number of units outstanding after this offering not to exceed 20%. Such an increase in offering size, or the exercise of the underwriter’s option to purchase additional units, will also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.. The offering size will not be decreased after the date of this prospectus.

Our founding stockholder has agreed to purchase 3,750,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The proceeds from the sale price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at       , to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $3,750,000 purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below. The private placement warrants will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and may be exercised by our founding stockholder or its permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to letter agreements we will enter into with our founding stockholder, officers and directors, our founding stockholder and each of our officers and directors has agreed not to sell or transfer the (i) founder’s units and founder’s shares until 180 days after the consummation of our initial business combination and (ii) founders warrants until they become exercisable, except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founder’s units, founder’s shares and founder’s warrants and shares issuable upon exercise of the founder’s warrants will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholder has agreed not to sell or transfer the private placement warrants until after we complete our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions.

We will enter into an agreement on the date of this prospectus with our founding stockholder with respect to the founder’s units, founder’s shares, founder’s warrants, private placement warrants and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of such securities on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the expiration of the lock-up period applicable to the securities being registered and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements.

On January 10, 2008, we issued a promissory note in the aggregate principal amount of $100,000 to Peter J. Solomon Company. This note is non-interest bearable, is unsecured and is due at the earlier of January 31, 2009, or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

On completion of this offering, we have agreed to pay Peter J. Solomon Company a monthly fee of $10,000 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our founding stockholder, executive officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our founding stockholder, officers, directors and affiliates, other than payment of an aggregate of $10,000 per month to Peter J. Solomon Company for office space, secretarial and administrative services, with any interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Other than reimbursable out-of-pocket expenses payable to our founding stockholder, executive officers, directors and affiliates, and an aggregate of $10,000 per month paid to Peter J. Solomon Company for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our founding stockholder, officers or directors, or our or their affiliates, including Peter J. Solomon Company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 65,000,000 shares of common stock, $0.0001 par value, of which 18,750,000 shares will be outstanding following this offering (assuming no exercise of Banc of America Securities LLC’s option to purchase additional units), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the DGCL.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Except as described below under “Warrants — Public Stockholders’ Warrants,” holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The Form 8-K will include financial information about any proceeds we receive from the exercise of the option to purchase additional units if the underwriter exercises the option to purchase additional units prior to the filing of the Form 8-K. If the option to purchase additional units is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the option to purchase additional units.

Common Stock

General

As of the date of this prospectus, there were 4,312,500 shares of our common stock outstanding, held by our founding stockholder. This includes an aggregate of 562,500 shares of common stock subject to forfeiture to the extent that Banc of America Securities LLC’s option to purchase additional units is not exercised in full so that our founding stockholder will own 20% of our issued and outstanding shares after this offering (assuming our founding stockholder does not purchase units in this offering). On closing of this offering (assuming no exercise of Banc of America Securities LLC’s option to purchase additional units), 18,750,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our founding stockholder and each of our officers and directors has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable, and our founding stockholder, and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares, in favor of our initial business combination and in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable. As a result, neither our founding stockholder, nor our executive officers or directors will be eligible to exercise conversion rights for any shares they hold. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder and our executive officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the initial business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders’ shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the approximately $2.1 million, or approximately $2.5 million if the underwriter’s option to purchase additional units is exercised in full, in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, Banc of America Securities LLC has agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriter’s discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest and net of franchise taxes. Our founding stockholder and each of our officers and directors has waived its rights to participate in any liquidation distribution with respect to the founder’s shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Pursuant to our amended and restated certificate of incorporation, we may not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of any new units, shares of common stock, preferred stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination. We have also agreed that we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest is payable with respect thereto until and unless we consummate our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. The restrictions described above do not apply to issuances contemplated by us pursuant to any proposed initial business combination.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founder’s Shares

As of the date of this prospectus, our founding stockholder holds 4,312,500 units, including up to an aggregate of 562,500 units that are subject to forfeiture to the extent that the option to purchase additional units is not exercised by Banc of America Securities LLC in full. Our founding stockholder will be required to forfeit only a number of founder’s units necessary for the founder’s units to represent 20% of our outstanding units after giving effect to the offering and exercise, if any, of the underwriter’s option to purchase additional units.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our founding stockholder’s 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Pursuant to letter agreements we will enter into with our founding stockholder and each of our officers and directors, each has agreed that it will not sell or transfer the founder’s shares of common stock until 180 days after the consummation of our initial business combination, other than to permitted transferees who agree to be subject to these transfer, to waive their rights to participate in a liquidation if we do not consummate our initial business combination, to vote in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the stockholder vote required to approve our initial business combination, and to the forfeiture provisions described herein. In addition, the founder’s shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the date of this prospectus or the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part; at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may not continue to exceed the $14.25 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise warrants would be required to do so on a “cashless basis.” In such event, each exercising holder would surrender the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our founding stockholder and its transferees would still be entitled to exercise their founder’s warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder’s Warrants and Private Placement Warrants

The founder’s warrants are identical to the warrants included in the units being sold in this offering, except that such warrants:

•	will not be transferable, assignable or saleable until they become exercisable;
•	the founder’s warrants are not redeemable by us so long as they are held by our founding stockholder or its permitted transferees;
•	may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering; and
•	may be exercised at the option of the holder on a cashless basis.

The units our founding stockholder purchased include up to an aggregate of 562,500 founder’s warrants that are subject to forfeiture to the extent that the option to purchase additional units is not exercised by the underwriter in full. Our founding stockholder will be required to forfeit only a number of founder’s units (and the warrants contained therein) necessary for the founder’s units to represent 20% of our outstanding units after giving effect to the offering and exercise, if any, of the underwriter’s option to purchase additional units.

If the founder’s warrants are held by holders other than the founding stockholder or its permitted transferees, the founder’s warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that:

•	such warrants (and the underlying shares) will not be transferable, assignable or salable until after the completion of our initial business combination (except to a permitted transferee);
•	such warrants are not redeemable by us so long as they are held by our founding stockholder or its permitted transferees; and
•	such warrants may be exercised at the option of the holder on a cashless basis.

If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founder’s warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our founding stockholder or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. The founder’s warrants are subject to different restrictions on exercise from the warrants being sold in this offering and the private placement warrants. The founder’s warrants may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering.

Pursuant to letter agreements we will enter into with our founding stockholder and each of our officers and directors, the founder’s warrants (including the common stock issuable upon exercise of these warrants) will not be transferable, assignable or saleable until they become exercisable and the private placement warrants will not be transferable, assignable or saleable until after we complete our initial business combination, except to permitted transferees.

In addition, our founding stockholder is entitled to registration rights with respect to the founder’s warrants, private placement warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 60th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by the DGCL as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether DGCL would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriter’s option to purchase additional units), we will have 18,750,000 shares of common stock outstanding. Of these shares, the 15,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are subject to the transfer restrictions contained in our certificate of incorporation and will not be transferable for a period of 180 days after the consummation of our initial business combination and will be released prior to that date only if the option to purchase additional units is not exercised in full or in part, but only to the extent necessary to have up to 562,500 cancelled as described above or if, following an initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. None of those shares would be eligible for sale under Rule 144 prior to one year from the date of this prospectus.

Rule 144

Under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding nonaffiliated holders) would be entitled to sell those shares, subject only to the availability of public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144. A person (or persons whose shares are aggregated) who has beneficially owned restricted shares of our common stock for at least six months and who is deemed to be an affiliate of our would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 187,500 shares immediately after this offering (or 215,625 shares if the option to purchase additional units is exercised in full); and
•	the average weekly trading volume of the common stock reported through ______ during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition, Rule 144 does permit reliance on Rule 144 for resales by a securityholder when (i) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company, (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K, and (iv) at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the Securities and Exchange Commission reflecting its status as an entity that is not a shell company.

Therefore the sponsor units, the common stock and warrants included in such units, the sponsor warrants and the common stock issuable upon exercise of such warrants could not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of the founder’s common stock and founder’s warrants (and underlying securities), as well as the holders of the private placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder’s common stock, founder’s warrants or private placement warrants can elect to exercise these registration rights at any time commencing 30 days after the consummation of our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on ______ under the symbol “.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on ______ under the symbols “” and “.WS,” respectively.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This is a general summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock or warrants purchased pursuant to this offering. This discussion assumes that public stockholders will hold our units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a public stockholder in light of such public stockholder's particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation, banks; financial institutions; insurance companies; dealers and traders in securities or foreign currencies; persons holding our units as part of a hedge, straddle, conversion transaction or other integrated transaction; taxpayers that have elected mark-to-market accounting; persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; U.S. expatriates or former long-term residents of the United States; persons subject to the alternative minimum tax provisions of the Code; regulated investment companies; real estate investment trusts; and tax-exempt organizations. This summary does also not discuss any U.S. federal income tax consequences to a non-U.S. holder (as defined below) that (i) is engaged in the conduct of a United States trade or business, (ii) is a nonresident alien individual who is (or is deemed to be) present in the United States for 183 or more days during the taxable year, (iii) owns, (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants, or (iv) is a corporation which operates through a United States branch.

As used in this discussion, the term “U.S. holder” means a beneficial owner of our units that is a U.S. Person (as defined below) and the term “non-U.S. holder” means a beneficial owner of our units (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. Person (as defined below). The term U.S. holder also includes certain former citizens and residents of the United States. As referred to above, a “U.S. Person” means a person that is, for U.S. federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be not assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any such position taken by the IRS would not be sustained.

If a partnership holds our units, the tax treatment of a partner of such a partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax consequences of acquiring, holding and disposing of our units, common stock or warrants.

This discussion is only a summary of material U.S. federal income consequences of the acquisition, ownership and disposition of our securities. We urge prospective investors to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax considerations of acquiring, holding and disposing of our units, common stock or warrants.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and one warrant to acquire one share of our common stock, subject to adjustment. In determining the tax basis for the common stock and warrant composing a unit, each holder should allocate its purchase price paid for the unit between the components on the basis of their relative fair market values at the time of issuance.

Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are respected for U.S. federal income tax purposes.

Taxation of U.S. Holders

Distributions

In the event that we make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will constitute a return of capital that will apply against and reduce the U.S. holder's tax basis in the common stock (but not below zero). Any excess over the U.S. holder's tax basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “ — Sale, Exchange or Other Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. It is unclear whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion rights” will affect a U.S. holder's ability to satisfy the holding period requirements for the dividends-received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Gain or loss a U.S. holder realizes on the sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required time) or warrants will be capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the disposition and the U.S. holder's tax basis in the common stock or warrants disposed of. Any capital gain or loss a U.S. holder realizes on a sale or other disposition of our common stock will generally be long-term capital gain or loss if the U.S. holder's holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion right” conceivably could affect a U.S. holder's ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination. A U.S. holder's initial tax basis in the common stock and warrants generally will equal the U.S. holder's acquisition cost (i.e. the portion of the purchase price of a unit allocated to that common stock and warrant, as the case may be). Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Expiration of Warrants

In general, a U.S. holder should not be required to recognize income, gain or loss upon exercise of a warrant. However, if a U.S. holder receives any cash in lieu of a fractional share of common stock, the rules described above under “ — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” will apply. A U.S. holder's tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. holder's tax basis in the warrant and (2) the exercise price of the warrant. The U.S. holder's holding period in the shares received upon exercise will commence on the day after a U.S. holder exercises the warrants and will not include the period during which the U.S. holder held the warrant.

If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by the U.S. holder for more than one year. The deductibility of capital losses is subject to various limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the common stock received would equal the U.S. holder’s tax basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e., the number of warrants equal to the number of common shares issued pursuant to the cashless exercise of the warrants). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in the warrants deemed exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Conversion of Common Stock

In the event that a U.S. holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “ — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302 of the Code, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the U.S. holder (including any common stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in our company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by such U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and such U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of such U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. A U.S. holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “ — Distributions”. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in his remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, a U.S. holder should consult its tax advisor as to whether the conversion right with respect to its common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend-received deduction for distributions received by a corporate U.S. holder and qualifying dividend income treatment for distributions received by a non-corporate U.S. holder.

Information Reporting and Backup Withholding

A U.S. holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. holder may be subject to backup withholding unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding. A U.S. holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation of Non-U.S. Holders

Distributions

In general, any distributions we make to a non-U.S. holder with respect to the shares of common stock included within the units that constitute dividends for U.S. federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and such non-U.S. holder provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder's tax basis in its shares of common stock and, to the extent it exceeds such tax basis, as gain from the disposition of the non-U.S. holder's shares of common stock treated as described under “Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax upon the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants is treated as a taxable exchange under which gain or loss would be recognized (see “Taxation of U.S. holders — Exercise or Expiration of Warrants”), or if a non-U.S. holder receives any cash in lieu of a fractional share of common stock, and we are or were a United States real property holding corporation, a non-U.S. holder may be subject to United States federal income tax (including the 10% withholding tax) in respect of any gain recognized unless the 5% exception discussed in “Taxation of non-U.S. holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” applies.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, non-U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding disposition or (ii) the non-U.S. holder's holding period for its shares of common stock or warrants. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

If we become a United States real property holding corporation, a non-U.S. holder will generally be subject to U.S. federal income tax in respect of gain recognized on the sale, exchange or other disposition of shares of common stock or warrants in the same manner as described above under the caption “Taxation of U.S. holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the non-U.S. holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally would not apply to any non-U.S. holder who is treated a beneficially owning actually or constructively 5 % or less of our common stock or warrants at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. holder's holding period.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “Taxation of U.S. Holders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Taxation of non-U.S. holders — Distributions” and “Taxation of non-U.S. holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants,” as applicable.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends or other distributions paid to that non-U.S. holder and the amount of tax withheld on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends or other distributions and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons (currently 28%). A non-U.S. holder will not be subject to backup withholding tax on payments of dividends or other distributions made by us or our paying agent, in their capacities as such, if the non-U.S. holder provides the proper certification (usually on an IRS Form W-8BEN) of its status as a non-United States person or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of the non-U.S. holder's shares of common stock or warrants effected outside the United States by or through a non-United States office of a non-United States broker that does not have certain specified connections to the United States if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. The amount of any backup withholding tax from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS, in a timely manner. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such non-U.S. holder's U.S. federal income tax liability by filing a refund claim with the IRS.

Non-U.S holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriter, Banc of America Securities LLC, which is acting as sole underwriter. We have entered into a firm commitment underwriting agreement with Banc of America Securities LLC. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Banc of America Securities LLC, and Banc of America Securities LLC has agreed to purchase, 15,000,000 units.

The underwriting agreement is subject to a number of terms and conditions and provides that Banc of America Securities LLC must buy all of the units if it buys any of them. Banc of America Securities LLC will sell the units to the public when and if it buys the units from us.

Banc of America Securities LLC initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. Banc of America Securities LLC may allow a concession of not more than $ per unit to selected dealers. If all the units that Banc of America Securities LLC has committed to purchase from us are not sold at the initial public offering price, Banc of America Securities LLC may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by Banc of America Securities LLC; and
•	Bank of America Securities LLC’s right to reject orders in whole or in part.

Option to Purchase Additional Units.  We have granted the underwriter an option to purchase up to 2,250,000 additional units at the same price per unit as it is paying for the units shown in the table above. These additional units would cover sales by the underwriter which exceed the total number of units shown in the table above. The underwriter may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriter exercises this option, the underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions.  The following table shows the per unit and total underwriting discounts and commissions to be paid to Banc of America Securities LLC by us. The amounts are shown assuming no exercise and full exercise of Banc of America Securities LLC’s option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise
Per Unit (1)	$0.70	$0.70
Total	$10,500,000	$12,075,000

(1)	The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount excludes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $5,250,000 ($6,037,500 if Banc of America Securities LLC’s option to purchase additional units is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which Banc of America Securities LLC has agreed to defer until the consummation of our initial business combination. These funds will be released to Banc of America Securities LLC (less the amount, if any, due with respect to any shares public stockholders convert into cash pursuant to their conversion rights) upon consummation of our initial business combination. If we do not consummate an initial business combination, the deferred underwriting discounts and commissions will not be paid to Banc of America Securities LLC and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $600,000.

Listing.  There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on ______ under the symbol .U on or promptly after the date of this prospectus. Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on ______ under the symbols  and .WS, respectively.

Stabilization.  In connection with this offering, Banc of America Securities LLC may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;
•	short sales;
•	syndicate covering transactions;
•	imposition of penalty bids; and
•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by Banc of America Securities LLC of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than Banc of America Securities LLC’s option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

Banc of America Securities LLC may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, Banc of America Securities LLC will consider, among other things, the price of units available for purchase in the open market compared to the price at which Banc of America Securities LLC may purchase units through the option to purchase additional units.

A naked short position is more likely to be created if Banc of America Securities LLC is concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that Banc of America Securities LLC creates a naked short position, it will purchase units in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If Banc of America Securities LLC commences these activities, it may discontinue them at any time. Banc of America Securities LLC may carry out these transactions on ______, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any units pursuant to Banc of America Securities LLC’s option to purchase additional units, have been distributed. Because Banc of America Securities LLC has agreed that it may only exercise the option to purchase additional units to cover any short position that it may have, exercise of the option to purchase additional units by Banc of America Securities LLC will not affect the completion of the distribution of the units.

Discretionary Accounts.  Banc of America Securities LLC has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of 5% of the units.

IPO Pricing.  Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and Banc of America Securities LLC. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the price at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

Restrictions on Issuance of Additional Securities.  Our certificate of incorporation provides that we may not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of any new units, shares of common stock, preferred stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination. We have also agreed that we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest is payable with respect thereto until and unless we consummate our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. The restrictions described above do not apply to issuances contemplated by us pursuant to any proposed initial business combination. See “Principal Stockholders —  Transfer Restrictions.”

Transfer Restrictions.  Pursuant to letter agreements we will enter into with our founding stockholder and each of our officers and directors, subject to certain limited exceptions (described below), our founding stockholder and officers and directors have agreed that they will not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of units held prior to the completion of this offering or publicly announce the intention to do any of the foregoing, in each case until 180 days after the consummation of our initial business combination and that they will not directly or indirectly, offer, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of their founder warrants until after the consummation of our initial business combination.

The exceptions referred to above include transfers to permitted transferees, charitable organizations and trusts for estate planning purposes, transfers to our other officers and directors, transfers pursuant to a qualified domestic relations order, by private sales of the founder’s units, subject to certain liabilities, made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all or our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination.

In addition, our founding stockholder and our officers and directors have agreed not to make any demand for, or exercise any right of, the registration of, any shares of common stock, warrants or the shares of common stock underlying such warrants, until three months prior to the expiration of the transfer restriction period applicable to such securities, provided that our existing stockholders and our other officers and directors may not, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of such securities prior to the expiration of the applicable transfer restriction period.

Selling Restrictions.  Banc of America Securities LLC intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
(c)	to fewer than 100 natural or legal persons) other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or
(d)	in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•	an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates.  Banc of America Securities LLC and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Indemnification.  We will indemnify Banc of America Securities LLC against some liabilities, including liabilities under the Securities Act of 1933, as amended, and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments Banc of America Securities LLC may be required to make in respect of those liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Graubard Miller, New York, New York. In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel to Banc of America Securities LLC.

EXPERTS

The financial statements as of January 30, 2008, and for the period from January 2, 2008 (inception) to January 30, 2008, have been so included herein in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
PJSC Acquisition Corp.

We have audited the accompanying balance sheet of PJSC Acquisition Corp. (a corporation in the development stage) as of January 30, 2008, and the related statements of operations, stockholder’s equity and cash flows for the period from January 2, 2008 (inception) to January 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PJSC Acquisition Corp. as of January 30, 2008, and the results of its operations and its cash flows for the period from January 2, 2008 (inception) to January 30, 2008 in conformity with United States generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
New York, New York

February 7, 2008; except for the third paragraph of Note 1, the first paragraph of Note 2, the third paragraph of Note 6, and Note 8, as to which the date is March 3, 2008.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEET

January 30, 2008
ASSETS
Current assets — Cash	$112,500
Deferred offering costs (Note 3)	22,500
Total assets	$135,000
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$1,000
Accounts payable	10,000
Note payable to affiliate (Note 4)	100,000
Total liabilities	$111,000
Commitments (Note 6)
Stockholder’s equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding
Common stock, $.0001 par value
Authorized 65,000,000 shares
Issued and outstanding 5,750,000 shares	575
Additional paid-in capital	24,425
Deficit accumulated during the development stage	(1,000)
Total stockholder’s equity	24,000
Total liabilities and stockholder’s equity	$135,000

See Notes to Financial Statements.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period January 2, 2008 (Inception) to January 30, 2008

Formation costs	$1,000
Net loss	$(1,000)
Weighted average shares outstanding	5,750,000
Net loss per share	$(0.00)

See Notes to Financial Statements.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDER’S EQUITY
For the Period January 2, 2008 (Inception) to January 30, 2008

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stockholder’s Equity
	Shares	Amount
Issuance of units to Founding Stockholder on January 10, 2008 at approximately $.004 per unit	5,750,000	$575	$24,425		$25,000
Net Loss				$(1,000)	(1,000)
Balance at January 30, 2008	5,750,000	$575	$24,425	$(1,000)	$24,000

See Notes to Financial Statements.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period January 2, 2008 (Inception) to January 30, 2008

Cash flows from operating activities
Net loss	$(1,000)
Increase in accrued expenses	1,000
Net cash provided by operating activities	—
Cash flows from financing activities
Deferred offering costs	(12,500)
Proceeds from sale of units to Founding Stockholder	25,000
Proceeds from note payable to affiliate	100,000
Net cash provided by financing activities	112,500
Net increase in cash	112,500
Cash at beginning of period	—
Cash at end of period	$112,500
Supplemental Disclosure of Non-Cash Financing Activities
Accrual of deferred offering costs	$10,000

See Notes to Financial Statements.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

PJSC Acquisition Corp. (the “Company”) was incorporated in Delaware on January 2, 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

At January 30, 2008, the Company had not yet commenced any operations. All activity through January 30, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 15,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $9.85 per Unit ($9.83 per Unit if Banc of America Securities LLC (the “Underwriter”) exercises its option to purchase additional units) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. An affiliate of the Company’s officers has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that it will be able to satisfy those obligations. Furthermore, it will not have any liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,137,500 of interest ($2,458,125 of interest if the Underwriter exercises its option to purchase additional units) earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to us as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s stockholder prior to the Proposed Offering (“Founding Stockholder”), including all of the officers and directors of the Company, have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Founding Stockholder.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering, or 30 months from the Effective Date of the Proposed Offering in certain situations. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 5,750,000 outstanding warrants issued in connection with the initial unit purchase by the Founding Stockholder has not been considered in diluted loss per share calculations since the effect of such warrants would be antidilutive.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 units if the Underwriter exercises its option to purchase additional units). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering  – (continued)

event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the Underwriter in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the Underwriter has agreed that 3.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3. Deferred Offering Costs

Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholder’s equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

4. Note Payable to Affiliate

The Company issued an unsecured promissory note in an aggregate principal amount of $100,000 to an affiliate of the Founding Stockholder on January 10, 2008. The note is non-interest bearing and is payable on the earlier of January 31, 2009 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5. Income Taxes

Significant components of the Company’s future tax assets are as follows:

Expenses deferred for income tax purposes	$340
Less: valuation allowance	(340)
Totals	$0

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance

6. Commitments

The Company presently occupies office space provided by an affiliate of the Company’s officers. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Founding Stockholder will enter into with the Company and the Underwriter, the Founding Stockholder will waive its right to receive distributions with respect to its founding shares upon the Company’s liquidation.

PJSC ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

6. Commitments  – (continued)

The Founding Stockholder, an entity affiliated with the Company’s officers, has committed to purchase a total of 3,750,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $3,750,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchaser will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Warrants may not be called for redemption and the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination.

The Founding Stockholder and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the Underwriter in the Proposed Offering as described in Note 2 above.

7. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the Underwriter will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

8. Common Stock

The Company is authorized to issue 65,000,000 shares of common stock. As of January 30, 2008, 5,750,000 shares of common stock are outstanding and held by the Founding Stockholder. On January 10, 2008, the Company issued 5,750,000 units to the Founding Stockholder, representing 5,750,000 shares and 5,750,000 warrants, for $25,000 in cash, at an average purchase price of approximately $0.004 per unit. On March 3, 2008, the Founding Stockholder contributed 1,437,500 of its units to the Company as a capital contribution, leaving the Founding Stockholder with 4,312,500 units, representing 4,312,500 shares of common stock and 4,312,500 warrants. If the Underwriter does not exercise its option in full to purchase additional units, the Founding Stockholder will forfeit the number of units necessary to cause the Founding Stockholder to maintain a 20% ownership of the common stock after the Proposed Offering. The Founding Stockholder will forfeit up to 562,500 units, representing 562,500 shares of common stock and 562,500 warrants, to the extent that the Underwriter does not exercise its option to purchase additional units.

As of March 3, 2008, there were 4,312,500 shares of common stock reserved for issuance upon exercise of warrants held by the Founding Stockholder.

$150,000,000

PJSC Acquisition Corp.

15,000,000 Units

PROSPECTUS

Banc of America Securities LLC

, 2008

Until , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$11,864
FINRA filing fee	30,688
Securities exchange application and listing fees	80,000
Trustee’s fee, transfer agent fee, warrant agent fee and escrow agent fee	17,100
Accounting fees and expenses	60,000
Legal fees and expenses	305,000
Printing and engraving expenses	75,000
Directors & Officers liability insurance premiums	120,000	(1)
Miscellaneous	20,348	(2)
Total	$720,000

(1)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

Security/Unit Holder	Number of Units
PJSC Acquisition Holdings, LLC	5,750,000

Each unit consists of one share of common stock and one warrant, each to purchase one share of common stock. Such units were issued on January 10, 2008 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited entity. The units issued to the entity above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per unit. In March 2008, PJSC Acquisition Holdings, LLC contributed back to our capital, at no cost to us, 1,437,500 units.

In addition, PJSC Acquisition Holdings, LLC has committed to purchase from us 3,750,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,750,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company*
4.4	Specimen Warrant Certificate*
5.1	Opinion of Graubard Miller*
10.1	Form of Letter Agreement among the Registrant and each of PJSC Acquisition Holdings, LLC, Peter J. Solomon and Kenneth T. Berliner*
10.2	Form of Letter Agreement between the Registrant and each of the directors and officers of the Registrant*
10.3	Form of Registration Rights Agreement between the Registrant and the initial securityholders of the Registrant*
10.4	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company*
10.5	Promissory Note issued by Registrant to Peter J. Solomon Company, L.P.*
10.10	Form of Administrative Services Agreement between the Registrant and Peter J. Solomon Company, L.P.*
10.11	Subscription Letter*
10.12	Subscription Agreement among the Registrant, Graubard Miller and PJSC Acquisition Holdings, LLC*
14	Form of Code of Conduct and Ethics*
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of Graubard Miller (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this Registration Statement)
99.1	Form of Charter of Audit Committee*
99.2	Form of Charter of Governance and Nominating Committee*

*	To be filed by amendment.

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of March, 2008.

PJSC ACQUISITION CORP.

By:	/s/ Kenneth T. Berliner Kenneth T. Berliner Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of PJSC Acquisition Corp. hereby severally constitute and appoint each of Peter J. Solomon and Kenneth T. Berliner as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Solomon Peter J. Solomon	Chairman of the Board	March 7, 2008
/s/ Kenneth T. Berliner Kenneth T. Berliner	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	March 7, 2008